UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 4, 2017

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

This Form 8-K/A amends the Current Report on Form 8-K of Liberty Interactive Corporation (the “Company”), dated April 4, 2017 (the “Original 8-K”), regarding its entry into an agreement to acquire General Communication, Inc. (“GCI”), combine GCI with the Company’s Liberty Ventures tracking stock group and effect a split-off of the Company’s interest in the combined company. On April 4, 2017, the Company made available on its website a slide show presentation regarding the transaction in connection with a call held with investors and filed a copy of the presentation as Exhibit 99.2 to the Original 8-K in compliance with Rule 14a-12 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of this amendment is to correct typographical errors on slides 11 and 20 from the slide show presentation and in the press release originally filed as Exhibit 99.1 to the Original 8-K in compliance with Rule 14a-12 under the Exchange Act. The revised slides are filed herewith as Exhibit 99.3 in compliance with Rule 14a-12 under the Exchange Act and are incorporated herein by reference. In the press release filed with the Original 8-K, the information in clause (iii) of the second sentence of the first paragraph on page 4 regarding the conditions to the transaction should read as follows: “(iii) approval by the majority of the outstanding voting power of GCI, together with the majority of each of the GCI Class A common stock and GCI Class B common stock”.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Name
99.3	Corrected Slides - Investor Presentation dated April 4, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2017

LIBERTY INTERACTIVE CORPORATION

	By:	/s/ Wade Haufschild
		Name:	Wade Haufschild
		Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Name
99.3	Corrected Slides - Investor Presentation dated April 4, 2017